                                                                   Exhibit 25(b)

                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              --------------------

                                    FORM T-1

             Statement of Eligibility and Qualification under the
                 Trust Indenture Act of 1939 of a Corporation
                         Designated to Act as Trustee

                              --------------------

                FIRST TRUST OF CALIFORNIA, NATIONAL ASSOCIATION

              (Exact name of trustee as specified in its charter)

                                   94-3160100

                     (I.R.S. employer Identification No.)

                             One California Street
                       San Francisco, California  94111

             (Address of principal executive offices and zip code)

                              --------------------

                            BANKAMERICA CORPORATION


              (Exact name of obligor as specified in its charter)

             DELAWARE                                   94-1681731

(State or other jurisdiction of                      (I.R.S. employer
Incorporation or organization)                     Identification No.)




        BANK OF AMERICA CENTER
        555 California Street
        San Francisco, CA                               94104


(Address of  principal executive offices)               (Zip code)

                              --------------------

                            SENIOR DEBT SECURITIES

                      (Title of the indenture securities)

                                    GENERAL

1.  GENERAL INFORMATION  Furnish the following information as to the trustee.
    -------------------

    (a) Name and address of each examining or supervising authority to which it is subject.

         Comptroller of the Currency
         Washington D.C.

    (b)  Whether it is authorized to exercise corporate trust powers.

         Yes

2.  AFFILIATIONS WITH OBLIGOR AND UNDERWRITERS  If the obligor or any
    ------------------------------------------
    underwriter for the obligor is an affiliate of the trustee, describe each such affiliation.

    None

    See Note following Item 16.

    Items 3-15 are not applicable because to the best of the Trustee's knowledge
    ----------------------------------------------------------------------------
    the obligor is not in default under any Indenture for which the Trustee acts
    ----------------------------------------------------------------------------
    as Trustee.
    ----------

16. LIST OF EXHIBITS  List below all exhibits filed as a part of this statement
    ----------------
    of eligibility and qualification.

    1.  Copy of Articles of Association

    2.  Copy of Certificate of Authority to Commence Business

    3.  Copy of Trust Permit authorizing the exercise of corporate trust powers

    4.  Copy of existing By-Laws

    5.  Copy of each Indenture referred to in item 4. - N/A

    6.  The consents of the trustee required by Section 321(b) of the Act

    7. Copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority

                                     NOTE

The answers to this statement insofar as such answers relate to what persons have been underwriters for any securities of the obligor within three years prior to the date of filing this statement, or what persons are owners of 10% or more of the voting securities of the obligor, or affiliates, are based upon information furnished to the trustee by the obligor. While the trustee has no reason to doubt the accuracy of any such information, it cannot accept any responsibility therefor.

                                   SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, First Trust of California, National Association, an Association organized and existing under the laws of the United States, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized and attested, all in the City of San Francisco and State of California on the 3rd day of December, 1996.

                                   FIRST TRUST OF CALIFORNIA,
                                   NATIONAL ASSOCIATION


                                    /s/ Jennifer Holder
                                   ----------------------------------------
                                    Jennifer Holder, Vice President



 /s/ Josephine Libunao
----------------------------------
Josephine Libunao, Assistant Vice President

                                                                       Exhibit 1

                          FIRST TRUST OF CALIFORNIA,
                             NATIONAL ASSOCIATION

                            ARTICLES OF ASSOCIATION
                            -----------------------

        For the purpose of organizing an association to perform any lawful activities of national banks, the undersigned do enter into the following Articles of Association:

        FIRST. The title of this Association shall be "First Trust of California, National Association."

        SECOND. The main office of this Association shall be in the City and County of San Francisco, State of California. The business of this Association will be limited to the operations of a trust department, and to support activities incidental thereto. This Association will not expand or alter its business beyond that stated in this Article Second without the prior approval of the Comptroller of the Currency.

        THIRD. The board of directors of this Association shall consist of not less than five nor more than twenty-five persons, the exact number to be fixed and determined from time to time by resolution of a majority of the full board of directors or by resolution of a majority of the shareholders at any annual or special meeting thereof. Each director shall own common or preferred stock of this Association with an aggregate par value of not less than $1,000, or common or preferred stock of First Bank System, Inc. with an aggregate par, fair market, or equity value of not less than $1,000, as of either (i) the date of purchase, (ii) the date the person became a director or (iii) the date of that person's most recent election to the board of directors, whichever is more recent. Any combination of common or preferred stock of this Association or First Bank System, Inc. may be used.

        Any vacancy in the board of directors may be filled by action of a majority of the remaining directors between meetings of shareholders. The board of directors may not increase the number of directors between meetings of shareholders to a number that (1) exceeds by more than two the number of directors last elected by shareholders where the number was fifteen or less; and
(2) exceeds by more than four the number of directors last elected by shareholders where the number was sixteen or more, but in no event shall the number of directors exceed twenty-five.

        Terms of directors, including directors selected to fill vacancies, shall expire at the next regular meeting of shareholders at which directors are elected, unless the directors resign or are removed from office.

        Despite the expiration of a director's term, the director shall continue to serve until his or her successor is elected and qualifies or until there is a decrease in the number of directors and his or her position is eliminated.

          Honorary or advisory members of the board of directors, without voting power or power of final decision in matters concerning the business of this Association, may be appointed by resolution of a majority of the full board of directors, or by resolution of shareholders at any annual or special meeting. Honorary or advisory directors shall not be counted for purposes of determining the number of directors of this Association or the presence of a quorum in connection with any board action, and shall not be required to own qualifying shares.

          FOURTH. There shall be an annual meeting of the shareholders to elect directors and transact whatever other business may be brought before the meeting. It shall be held at the main office or any other convenient place the board of directors may designate, on the day of each year specified therefore in the bylaws, or if that day falls on a legal holiday in the State in which this Association is located, on the next following banking day. If no election is held on the day fixed, or in event of a legal holiday, an election may be held on any subsequent day within sixty days of the day fixed, to be designated by the board of directors, or, if the directors fail to fix the day, by shareholders representing two-thirds of the shares issued and outstanding. In all cases at least ten-days advance notice of the meeting shall be given to the shareholders by first class mail.

          A director may resign at any time by delivering written or oral notice to the board of directors, its chairperson, or to this Association, which resignation shall be effective when the notice is delivered unless the notice specifies a later effective date.

          A director may be removed by shareholders at a meeting called to remove him or her, when notice of the meeting stating that the purpose or one of the purposes is to remove him or her is provided, if there is a failure to fulfill one of the affirmative requirements for qualification, or for cause; provided, however, that a director may not be removed if the number of votes
--------  -------
sufficient to elect him or her under cumulative voting is voted against his or her removal.

          FIFTH. The authorized amount of capital stock of this Association shall be 10,000 shares of common stock of the par value of one-hundred dollars ($100.00) each; but said capital stock may be increased or decreased from time to time, according to the provisions of the laws of the United States.

          No holder of shares of the capital stock of any class of this Association shall have any preemptive or preferential right of subscription to any shares of any class of stock of this Association, whether now or hereafter authorized, or to any obligations convertible into stock of this Association, issued, or sold, nor any right of subscription to any thereof other than such, if any, as the board of directors, in its discretion may from time to time determine and at such price as the board of directors may from time to time fix.

        Unless otherwise specified in these Articles of Association or required by law, (1) all matters requiring shareholder action, including amendments to the articles of Association must be approved by shareholders owning a majority voting interest in the outstanding voting stock, and (2) each shareholder shall be entitled to one vote per share.

        Unless otherwise provided in the bylaws, the record date for determining shareholders entitled to notice of and to vote at any meeting is the close of business on the day before the first notice is mailed or otherwise sent to the shareholders, provided that in no event may a record date be more than seventy days before the meeting.

        SIXTH. The board of directors shall appoint one of its members president of this Association and one of its members chairperson of the board. The board of directors shall also have the power to appoint one or more vice presidents, a secretary who shall keep minutes of the directors' and shareholders' meetings and be responsible for authenticating the records of this Association, and such other officers and employees as may be required to transact the business of this Association. A duly appointed officer may appoint one or more officers or assistant officers if authorized by the board of directors in accordance with the bylaws.

        The board of directors shall have the power to:

        (1) Define the duties of the officers, employees, and agents of this Association.

        (2) Delegate the performance of its duties, but not the responsibility for its duties, to the officers, employees, and agents of this Association.

        (3) Fix the compensation and enter into employment contracts with its officers and employees upon reasonable terms and conditions, consistent with applicable law.

        (4)  Dismiss officers and employees.

        (5) Require bonds from officers and employees and to fix the penalty thereof.

        (6) Ratify written policies authorized by this Association's management or committees of the board.

        (7) Regulate the manner in which any increase or decrease of the capital of this Association shall be made; provided, however, that
                                                        --------  -------
             nothing herein shall restrict the power of shareholders to increase or decrease the capital of this Association in accordance with law, and nothing shall raise or lower from two-thirds the percentage required for shareholder approval to increase or reduce the capital.

        (8)  Manage and administer the business and affairs of this Association.

        (9) Adopt bylaws, not inconsistent with law or these Articles of Association, for managing the business and regulating the affairs of this Association.

        (10) Amend or repeal bylaws, except to the extent that the articles of Association reserve this power in whole or in part to shareholders.

        (11) Make contracts.

        (12) Generally to perform all acts that are legal for a board of directors to perform.

        SEVENTH. The board of directors shall have the power to change the location of the main office to any other place within the limits of the City of San Francisco without the approval of the shareholders, and shall have the power to establish or change the location of any branch or branches of this Association to any other location permitted under applicable law, without the approval of the shareholders, subject to approval by the Comptroller of the Currency.

        EIGHTH. The corporate existence of this Association shall continue until terminated according to the laws of the United States.

        NINTH. The board of directors of this Association, or any three (3) or more shareholders owning, in the aggregate, not less than twenty-five percent (25%) of the stock of this Association, may call a special meeting of shareholders at any time. Unless otherwise provided by the bylaws or the laws of the United States, or waived by shareholders, a notice of the time, place, and purpose of every annual and special meeting of the shareholders shall be given by first-class mail, postage prepaid, mailed at least ten, and no more than sixty, days prior to the date of the meeting to each shareholder of record at his/her address as shown upon the books of this Association. Unless otherwise provided by these Articles of Association or the bylaws, any action requiring approval of shareholders must be effected at a duly called annual or special meeting.

        TENTH. Any action required to be taken at a meeting of the shareholders or directors or any action that may be taken at a meeting of the shareholders or directors may be taken without a meeting if consent in writing, setting forth the action as taken shall be signed by all the shareholders or directors entitled to vote with respect to the matter thereof. Such action shall be effective on the date on which the last signature is placed on the writing, or such earlier data as is set forth therein.

        ELEVENTH. Meetings of the board of directors or shareholders, regular or special, may be held by means of conference telephone or similar communication equipment by means of which all persons participating in the meeting can simultaneoulsy hear each other, and participation in such meeting by such aforementioned means shall constitute presence in person at such meeting.

        TWELFTH. Any person, such person's heirs, executors or administrators, may be indemnified or reimbursed by this Association for reasonable expenses actually incurred in connection with any action, suit or proceeding, whether civil, criminal or administrative, to which such person or such person's heirs, executors, or administrators shall be made a party by reason of such person being or having been a director, advisory director, officer, employee, or agent of this Association or of any firm, corporation, or organization that such person served in any such capacity at the request of this Association.
Provided, however, that no such person shall be so indemnified or reimbursed in relation to any matter in such action, suit or proceeding: (1) as to which such person shall finally be adjudged to have been guilty of or liable for gross negligence, willful misconduct, or criminal acts in the performance of such person's duties to this Association; or (2) which has been made the subject of a compromise settlement, except with the approval of a court of competent
                       ------
jurisdiction, or the holders of record of a majority of outstanding shares of this Association, or the board of directors acting by vote of directors not parties to the same or substantially the same action, suit, or proceeding, constituting a majority of the whole number of directors; or (3) against expenses, penalties, or other payments incurred in an administrative proceeding or action instituted by an appropriate bank regulatory agency, which proceeding or action results in a final order assessing civil money penalties or requiring affirmative action by such person in the form of payment to this Association. The foregoing right of indemnification or reimbursement shall not be exclusive of other rights to which such person, such person's heirs, executors, or administrators, may be entitled as a matter of law.

        Such expenses actually incurred by such person in connection with such action, suit, or proceeding may be paid by this Association in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by this Association. Prior to the advancement of any such expenses, the board of directors shall determine in writing that all of the following conditions are met: (1) such person has a substantial likelihood of prevailing on the merits;
(2) in the event such person does not prevail, such person will have the financial capability to reimburse this Association; and (3) payment of such expenses by this Association will not adversely affect the safety and soundness of this Association. If at any time the board of directors believes, or should reasonably believe, that any of the above conditions are not met, this Association shall cease paying such expenses. Further, this Association shall enter into a written agreement with such person specifying the conditions under which such person shall reimburse this Association.

        This Association may, upon the affirmative vote of a majority of its board of directors, purchase insurance for the purpose of indemnifying such directors, advisory directors, officers, employees, or agents to the extent that such indemnification is allowed in this Article Twelfth. Such insurance shall not provide coverage of liability for any formal order issued by a regulatory authority assessing civil money penalties against a director, advisory director, officer, employee, or agent. Further, such insurance may, but need not be, for the benefit of all such directors, advisory directors, officers employees, or agents.

        THIRTEENTH. These Articles of Association may be amended at any regular or special meeting of the shareholders by the affirmative vote of the holders of a majority of the stock of this Association, unless the vote of the holders of a greater amount of stock is required by law, and in that case by the vote of the holders of such greater amount. This Association's board of directors may propose one or more amendments to these Articles of Association for submission to the shareholders.

        In witness whereof, we have hereunto set our hands this 5th day of June 1992, effective as of the acceptance thereof by the Comptroller of the Currency.


                                  ORGANIZERS:



/s/ John M. Murphy                       /s/ John R. Danielson
----------------------------             ------------------------------
John M. Murphy                           John R. Danielson



/s/ Matthew P. Wagner                    /s/ Lisa M. Hammond
----------------------------             ------------------------------
Matthew P. Wagner                        Lisa M. Hammond



                         /s/ Melissa R. Fogelberg
                         ----------------------------
                         Melissa R. Fogelberg

                                                           Exhibit 2 & Exhibit 3

[LOGO APPEARS HERE]

--------------------------------------------------------------------------------
Comptroller of the Currency
Administrator of National Banks
--------------------------------------------------------------------------------
Midwestern District Office
2345 Grand Avenue, Suite 700
Kansas City, Missouri  64108


                                 TRUST PERMIT

WHEREAS, First Trust of California, National Association, located in San Francisco, California, being a national banking association, organized under the statutes of the United States, has made application for authority to act as fiduciary;

AND WHEREAS, applicable provisions of the statutes of the United States authorize the grant of such authority;

NOW THEREFORE, I hereby certify that the said association is authorized to act in all fiduciary capacities permitted by such statues.





                                  IN TESTIMONY WHEREOF, witness my
                                  signature and seal of the OCC
                                  this 2nd day of July, 1992.


                                  /s/ John R. Powers
                                  ------------------
                                  John R. Powers
                                  Acting Deputy Comptroller


Bank Charter No. 22508

                          Comptroller of the Currency

            [LOGO OF THE TREASURY DEPARTMENT OF THE UNITED STATES]

                               Washington, D.C.

        Whereas, satisfactory evidence has been presented to the Comptroller of the Currency that FIRST TRUST OF CALIFORNIA, NATIONAL ASSOCIATION located in SAN FRANCISCO State of CALIFORNIA has complied with all provisions of the statutes of the United States required to be complied with before being authorized to commence the business of banking as a National Banking Association.

        Now, therefore, I hereby certify that the above-named association is authorized to commence the business of banking as a National Banking Association.



                          In testimony whereof, witness my signature and seal of
                                     office this 2nd day of July 1992
                                           /s/ John R. Powers
    Charter No. 22508                        John R. Powers
                                Acting Deputy Comptroller of the Currency
                                                      Midwestern District

                              STATE OF CALIFORNIA

                           STATE BANKING DEPARTMENT




                                    )
State of California                 )
City and County of San Francisco    )     ss.
                                    )
                                    )




        I, JAMES E. GILLERAN, Superintendent of Banks of the State of California, do hereby certify that First Trust Company of California, N.A., has purchased the whole of the trust business of the San Francisco Branch Office of Bankers Trust of California, N.A., located at 50 Fremont Street, San Francisco, California, and that the purchase agreement, as approved by me on June 30, 1992 (the time when such approval was effective being fixed at 8:00 a.m., July 6, 1992), has been filed in my office; and I do further certify that the purchase above referred to has been approved by me in the manner required by law and that such purchase has been fully completed and consummated.

        Given under my official seal this 13th day of August, 1992.



                                                /s/ James E. Gilleran
                                                -------------------------
                                                JAMES E. GILLERAN
                                                Superintendent of Banks


[SEAL OF SUPERINTENDENT OF BANKS
 APPEARS HERE]

             [LETTERHEAD OF STATE BANKING DEPARTMENT APPEARS HERE]

        June 24, 1992

        Mr. Kenneth P. Christman, Jr.
        Pillsbury Madison & Sutro
        Post Office Box 7880
        San Francisco, CA 94120

        Re:  Application for Approval of Acquisition of the Trust Business

        Dear Mr. Christman:

        The application of First Trust of California, N.A., requesting consent of the Superintendent of Banks pursuant to Section 2050 et seq., of the California Financial Code, to acquire the corporate trust business of the San Francisco Branch of Bankers Trust of California, N.A., located at 343 Sansome Street, 7th Floor, City of San Francisco, County of San Francisco, State of California, was approved by the Superintendent of Banks on June 22, 1992.

        Notice of this approval will be published in the June 26, 1992, issue of the Weekly Bulletin of the Superintendent of Banks.

        You will be advised by our legal department of any conditions to the approval and of the procedural steps to be followed to effect the acquisition.

                                        Very truly yours,

                                        JAMES E. GILLERAN
                                        Superintendent of Banks

                                By      /s/ Peter A. Van Hoecke

                                        PETER A. VAN HOECKE/PC
                                        Deputy Superintendent
                                        Office of Policy

        PVH:mb

        cc:     Federal Deposit Insurance Corporation
                State Banking Department - Sacremento

             [LETTERHEAD OF STATE BANKING DEPARTMENT APPEARS HERE]

June 29, 1992

Mr. Kenneth P. Christman, Jr.
Pillsbury Madison & Sutro
Post Office Box 7880
San Francisco, CA 94120

Re:     Application for Approval of Acquisition of Trust Business - Correction

Dear Mr. Christman:

This is in regards to the application of First Trust of California, N.A., to acquire the corporate trust business of the San Francisco Branch of Bankers Trust of California, N.A. We note that said office is located at 50 Fremont Street, not 343 Sansome Street, 7th Floor, as mentioned in our approval letter of June 24, 1992, City and County of San Francisco, State of California.


                                        Very truly yours,

                                        JAMES E. GILLERAN
                                        Superintendent of Banks

                                By      /s/ Peter A. Van Hoecke

                                        PETER A. VAN HOECKE
                                        Deputy Superintendent
                                        Office of Policy


PVH:mb


cc:     Federal Deposit Insurance Corporation
        State Banking Department - Sacramento
        Mr. Brent Faye - Lillick & Charles

             [LETTERHEAD OF STATE BANKING DEPARTMENT APPEARS HERE]


                                                       June 30, 1992


Rodney R. Peck, Esq.
Pillsbury, Madison & Sutro
Post Office Box 7880
San Francisco, CA 94120


Re: Acquisition of the Trust Business of the San Francisco Branch Office of Bankers Trust Company of California, N.A. by
     First Trust Company of California, N.A.

Dear Mr. Peck:

This is in reference to the proposal of First Trust Company of California, N.A. ("First Trust California") to acquire the corporate trust business of the San Francisco Branch Office of Bankers Trust Company of California, N.A. ("BTCC"), pursuant to the Purchase and Assumption Agreement dated as of October 17, 1991 (the "Agreement").

In accordance with Financial Code Section 2053, the following documents have been filed with the Superintendent:

     1.  Executed copy of the Agreement.

     2. Certificate of Secretary of First Trust California certifying that the Agreement has been approved by First Trust California in accordance with Financial Code Section 2052.

     3. Certificate of Secretary of BTCC certifying that the Agreement has been approved by BTCC in accordance with Financial Code Section 2052.

Pursuant to Article 1 (commencing with Section 2050), Chapter 15, Division 1 of the Financial Code, the Agreement is hereby approved. Pursuant to Financial Code
Section 2057, the time at which the approval of the Agreement will become effective is hereby fixed at 8:00 a.m., Pacific Daylight Time, July 6, 1992.

Notice of the Agreement may now be published pursuant to Financial Code Section 2053. In accordance with Financial Code Section 2053, we will look forward to receiving affidavits (or declarations under penalty of perjury) of publication of the notice. Please note that the notice must be "published once a week for
                                                              ---------------
four successive weeks in a newspaper published in the county in which the
---------------------
selling bank has its principal place of business, or if a branch or a branch

Rodney R. Peck, Esq.
June 30, 1992
Page Two




business is sold then in a newspaper published in the county in which such branch office is located, and in the county in which the purchasing bank has its principal place of business. Within 10 days after the last publication of such
                             -------------------------------------------------
notice an affidavit showing publication in compliance herewith shall be filed in
--------------------------------------------------------------------------------
the office of the superintendent." (Emphasis added.) (Fin. Code (S)2053.)
---------------------------------

Promptly after consummation of the Agreement, please file with us a closing statement of fiduciary accounts of the trust business showing the condition of the trust business immediately prior to consummation of the Agreement.


If you have any questions or comments regarding these matters, please give me a call.

                                        Very truly yours,

                                        JAMES E. GILLERAN
                                        Superintendent of Banks

                                   By    Original Signed by
                                         Robert E. Thomas

                                        ROBERT E. THOMAS
                                        Counsel

RET:jcd

cc:  R. Brent Faye, Esq.
     Regional Administrator of National Banks, San Francisco

                               POWER OF ATTORNEY
                               -----------------


          Bankers Trust Company of California, National Association, a national banking association ("BTCC"), hereby appoints each individual named below, in his or her indicated capacity (or different future capacities) as an employee of First Trust California, National Association ("First Trust"), as its attorney-in-fact to act, each individually, in its place for the special purpose of effecting the transfer of any and all rights, benefits, interests and obligations to be transferred by BTCC to First Trust pursuant to that certain Purchase Agreement, dated October 17, 1991, among First Bank National Association, First Trust, BTCC and Bankers Trust New York Corporation (the "Purchase Agreement"), including without limitation, (a) execution of continuation statements, statements of amendment, statements of assignment, statements of release and termination statements in connection with any financing statement naming BTCC in its fiduciary capacity as secured party,
(b) execution of notices of assignment or transfer of rights or interests in real property, and (c) execution of notices of assignment or transfer of any documents, agreements, letters of credit, investment agreements, deposit accounts, certificates of deposit and investments of any and all kinds:

          1.   Kurt Peterson - Vice President
          2.   Denise Burns - Vice President
          3.   Connie Barton - Assistance Vice President

          BTCC further grants to each of these individuals full authority to act in any manner both proper and necessary to exercise the foregoing powers, including full power of substitution (such substitiution to be in favor of a duly appointed officer of First Trust), and ratifies every act that he or she may lawfully perform in exercising those powers.

          This Power of Attorney is granted for a period of four years from the date hereof.

          This Power of Attorney is held for the benefit of First Trust and has been created to protect certain rights to which First Trust has succeeded pursuant to the Purchase Agreement. Specifically, those rights held by BTCC in its capacity as trustee or other fiduciary in connection with the Purchased Relationships (as that term is defined in the Purchase Agreement) transferred to First Trust pursuant to the Purchase Agreement. BTCC intends that this Power of Attorney be coupled with that interest. BTCC declares this Power of Attorney to be irrevocable and renounces all rights to revoke it or to appoint another person or other persons to perform the acts referred to herein.

          Executed this 31st day of March, 1995, at New York, New York.
                        ----        -----

                                       BANKERS TRUST COMPANY
                                        OF CALIFORNIA, NATIONAL
                                        ASSOCIATION

                                       By /s/signature appears here
                                          -------------------------
                                         Its SVP
                                             ----------------------

                                                                       Exhibit 4


                          FIRST TRUST OF CALIFORNIA,
                             NATIONAL ASSOCIATION

                                    BYLAWS
                                    ------

                                   ARTICLE I
                                   ---------

                           Meetings of Shareholders
                           ------------------------

     Section 1.1. Annual Meeting. The annual meeting of the shareholders, for
                  --------------
the election of directors and the transaction of other business, shall be held at a time and place as the Chairman or President may designate. Notice of such meeting shall be given at least ten days prior to the date thereof, to each shareholder of the Association. If, for any reason, an election of directors is not made on the designated day, the election shall be held on some subsequent day, as soon thereafter as practicable, with prior notice thereof.

     Section 1.2. Special Meetings. Except as otherwise specially provided by
                  ----------------
law, special meetings of the shareholders may be called for any purpose, at any time by a majority of the board of directors, or by any shareholder or group of shareholders owning at least ten percent of the outstanding stock. Every such special meeting, unless otherwise provided by law, shall be called upon not less than ten days prior notice stating the purpose of the meeting.

     Section 1.3. Nominations for Directors. Nominations for election to the
                  -------------------------
board of directors may be made by the board of directors or by any shareholder.

     Section 1.4. Proxies. Shareholders may vote at any meeting of the
                  -------
shareholders by proxies duly authorized in writing. Proxies shall be valid only for one meeting and any adjournments of such meeting and shall be filed with the records of the meeting.

     Section 1.5. Quorum. A majority of the outstanding capital stock,
                  ------
represented in person or by proxy, shall constitute a quorum at any meeting of shareholders, unless otherwise provided by law. A majority of the votes cast shall decide every question or matter submitted to the shareholders at any meeting, unless otherwise provided by law or by the Articles of Association.

                                  ARTICLE II
                                  ----------

                                   Directors
                                   ---------

     Section 2.1. Board of Directors. The board of directors (hereinafter
                  ------------------
referred to as the "board"), shall have power to manage and administer the business and affairs of the Association. All authorized corporate powers of the Association shall be vested in and may be exercised by the board.

        Section 2.2. Powers. In addition to the foregoing, the board of
                     ------
directors shall have and may exercise all of the powers granted to or conferred upon it by the Articles of Association, the Bylaws and by law.

        Section 2.3. Number. The board shall consist of a number of members to
                     ------
be fixed and determined from time to time by resolution of the board or the shareholders at any meeting thereof, in accordance with the Articles of Association.

        Section 2.4. Organization Meeting. The newly elected board shall meet
                     --------------------
for the purpose of organizing the new board and electing and appointing such officers of the Association as may be appropriate. Such meeting shall be held on the day of the election or as soon thereafter as practicable, and, in any event, within thirty days thereafter. If, at time fixed for such meeting, there shall not be a quorum present, the directors present may adjourn the meeting until a quorum is obtained.

        Section 2.5. Regular Meetings. The regular meetings of the board shall
                     ----------------
be held, without notice, as the Chairman or President may designate and deem suitable.

        Section 2.6. Special Meetings. Special meetings of the board may be
                     ----------------
called by the Chairman or the President of the Association, or at the request of two or more directors. Each member of the board shall be given notice stating the time and place of each such meeting.

        Section 2.7. Quorum. A majority of the directors shall constitute a
                     ------
quorum at any meeting, except when otherwise provided by law; but fewer may adjourn any meeting. Unless otherwise provided, once a quorum is established, any act by a majority of those constituting the quorum shall be the act of the board.

        Section 2.8. Vacancies. When any vacancy occurs among the directors, the
                     ---------
remaining members of the board may appoint a director to fill such vacancy at any regular meeting of the board, or at a special meeting called for that purpose.

                                  ARTICLE III
                                  -----------

                                  Committees
                                  ----------

        Section 3.1. Advisory Board of Directors. The board may appoint persons,
                     ---------------------------
who need not be directors, to serve as advisory directors on an advisory board of directors established with respect to the business affairs of either this Association alone or the business affairs of a group of affiliated organizations of which this Association is one. Advisory directors, shall have such powers and duties as may be determined by the board, provided, that the board's responsibility for the business and affairs of this Association shall in no respect be delegated or diminished.

        Section 3.2. Audit Committee. The board shall appoint an Audit
                     ---------------
Committee which shall consist of at least two Directors which are not active officers or employees of the Association. The Audit Committee shall direct and review audits of the Association's fiduciary activities.

        The members of the Audit Committee shall be appointed each year and shall continue to act until their successors are named. The Audit Committee shall have power to adopt its own rules and procedures and to do those things which in judgment of such Committee are necessary or helpful with respect to the exercise of its functions or the satisfaction of its responsibilities.

        Section 3.3. Executive Committee. The board may appoint an Executive
                     -------------------
Committee which shall consist of at least three directors and which shall have, and may exercise, all the powers of the board between meetings of the board or otherwise when the board is not meeting.

        Section 3.4. Other Committees. The board may appoint, from time to time,
                     ----------------
committees of one or more persons who need not be directors, for such purposes and with such powers as the board may determine. In addition, either the Chairman or the President may appoint, from time to time, committees of one or more officers, employees, agents or other persons, for such purposes and with such powers as either the Chairman or the President deems appropriate and proper.

        Whether appointed by the board, the Chairman, or the President, any such Committee shall at all times be subject to the direction and control of the board.

        Section 3.5. Meetings. Minutes and Rules. An advisory board of directors
                     ---------------------------
and/or committee shall meet as necessary in consideration of the purpose of the advisory board of directors or committee, and shall maintain minutes in sufficient detail to indicate actions taken or recommendations made; unless required by the members, discussions, votes or other specific details need not be reported. An advisory board of directors or a committee may, in consideration of its purpose, adopt its own rules for the exercise of any of its functions or authority.

                                  ARTICLE IV
                                  ----------

                            Officers and Employees
                            ----------------------

        Section 4.1. Chairman of the Board. The board may appoint one of its
                     ---------------------
members to be Chairman of the board to serve at the pleasure of the board. The Chairman shall supervise the carrying out of the policies adopted or approved by the board; shall have general executive powers, as well as the specific powers conferred by these Bylaws; shall also have and may exercise such powers and
             -----
duties as from time to time may be conferred upon or assigned by the board.

     Section 4.2. President. The board may appoint one of its members to be
                  ---------
President of the Association. In the absence of the Chairman, the President shall preside at any meeting of the board. The President shall have general executive powers, and shall have and may exercise any and all other powers and duties pertaining by law, regulation or practice, to the Office of President, or imposed by these Bylaws. The President shall also have and may exercise such powers and duties as from time to time may be conferred or assigned by the Board.

     Section 4.3. Vice President. The board may appoint one or more Vice
                  --------------
Presidents who shall have such powers and duties as may be assigned by the board and to perform the duties of the President on those occasions when the President is absent, including presiding at any meeting of the board in the absence of both the Chairman and President.

     Section 4.4. Secretary. The board shall appoint a Secretary, or other
                  ---------
designated officer who shall be Secretary of the board and of the Association, and shall keep accurate minutes of all meetings. The Secretary shall attend to the giving of all notices required by these Bylaws to be given; shall be custodian of the corporate seal, records, document and papers of the Association; shall provide for the keeping of proper records of all transactions of the Association; shall have and may exercise any and all other powers and duties pertaining by law, regulation or practice, to the Secretary, or imposed by these Bylaws; and shall also perform such other duties as may be assigned from time to time, by the Board.

     Section 4.5. Other Officers. The board may appoint, and may authorize the
                  --------------
Chairman or the President to appoint, any officer as from time to time may appear to the board, the Chairman or the President to be required or desirable to transact the business of the Association. Such officers shall exercise such powers and perform such duties as pertain to their several offices, or as may be conferred upon or assigned to them by these Bylaws, the board, the Chairman or the President.

     Section 4.6. Tenure of Office. The Chairman or the President and all other
                  ----------------
officers shall hold office for the current year for which the board was elected, unless they shall resign, become disqualified, or be removed. Any vacancy occurring in the Office of Chairman or President shall be filled promptly by the board.

     Any officers elected by the board or appointed by the Chairman or the President may be removed at any time, with or without cause, by the affirmative vote of a majority of the board or, if such officer was appointed by the Chairman or the President, by the Chairman or the President, respectively.

                                   ARTICLE V
                                   ---------
                                     Stock
                                     -----

      Section 5.1. Shares of stock shall be transferable on the books of the Association, and a transfer book shall be kept in which all transfers of stock shall be recorded. Every person becoming a shareholder by such transfer shall, in proportion to such person's shares, succeed to all rights of the prior holder of such shares. Each certificate of stock shall recite on its face that the stock represented thereby is transferable only upon the books of the Association properly endorsed.


                                  ARTICLE VI
                                  ----------

                                Corporate Seal
                                --------------

      Section 6.1. The Chairman, the President, the Secretary, any Assistant Secretary or other officer designated by the board, the Chairman, or the President, shall have authority to affix the corporate seal to any document requiring such seal, and to attest the same. Such seal shall be substantially in the following form:










                                  ARTICLE VII
                                  -----------

                           Miscellaneous Provisions
                           ------------------------

      Section 7.1.  Execution of Instruments.  All agreements, checks, drafts,
                    ------------------------
orders, indentures, notes, mortgages, deeds, conveyances, transfers, endorsements, assignments, certificates, declarations, receipts, discharges, releases, satisfactions, settlements, petitions, schedules, accounts, affidavits, bonds, undertakings, guarantees, proxies and other instruments or documents may be signed, countersigned, executed, acknowledged, endorsed, verified, delivered or accepted on behalf of the Association, whether in a fiduciary capacity or otherwise, by any officer of the Association, or such employee or agent as may be designated from time to time by the board by resolution, or by the Chairman or the President by written instrument, which resolution or instrument shall be certified as in effect by the Secretary or an Assistant Secretary of the Association. The provisions of this section are supplementary to any provision of the Articles of Association or Bylaws.

     Section 7.2. Records.  The Articles of Association, the Bylaws and the
                  -------
proceedings of all meetings of the shareholders, the board, and standing committees of the board, shall be recorded in appropriate minute books provided for the purpose. The minutes or each meeting shall be signed by the Secretary, or other officer appointed to act as Secretary of the meeting.

     Section 7.3.  Trust Files.  There shall be maintained in the Association
                   -----------
files all fiduciary records necessary to assure that its fiduciary responsibilities have been properly undertaken and discharged.

     Section 7.4.  Trust Investments.  Funds held in a fiduciary capacity shall
                   -----------------
be invested according to the instrument establishing the fiduciary relationship and according to law. Where such instrument does not specify the character and class of investments to be made and does not vest in the Association a discretion in the matter, funds held pursuant to such instrument shall be invested in investments in which corporate fiduciaries may invest under law.

     Section 7.5.  Notice.  Whenever notice is required by the Articles of
                   ------
Association, the Bylaws or law, such notice shall be by mail, postage prepaid, telegram, in person, or by any other means by which such notice can reasonably be expected to be received, using the address of the person to receive such notice, or such other personal data, as may appear on the records of the Association. Prior notice shall be proper if given not more than 30 days nor less than 10 days prior to the event for which notice is given.

                                 ARTICLE VIII
                                 ------------

                                Indemnification
                                ---------------

     Section 8.1. The association shall indemnify to the full extent permitted by, and in the manner permissible under, the Articles of Association and the laws of the United States of America, as applicable and as amended from time to time, any person made, or threatened to be made, a party to any action, suit or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that such person is or was a director, advisory director, officer or employee of the Association, or any predecessor of the Association, or served any other enterprise as a director or officer at the request of the Association or any predecessor of the Association.

     Section 8.2 The board in its discretion may, on behalf of the Association, indemnify any person, other than a director, advisory director, officer or employee, made a party to any action, suit or proceeding by reason of the fact that such person is or was an agent of the Association or any predecessor of the Association serving in such capacity at the request of the Association or any predecessor of the Association.

                                  RESOLUTION
                FIRST TRUST OF CALIFORNIA, NATIONAL ASSOCIATION
                               BYLAWS AMENDMENT

As amended by the board of directors of First Trust of California, National Association (the "Association"), a national banking association, at a meeting held at the principal offices of the Association, at 101 California Street, Suite 1150, San Francisco, California, on the 12th day of January, 1993, at 11:15 am.

WHEREAS, The Association has received written approval from its regulator, the Office of the Comptroller of the Currency ("OCC"), to appoint to its Trust Audit Committee directors which are active officers and/or directly manage the fiduciary activities of the Association, and

WHEREAS, the Bylaws of the Association have provided that the Trust Audit Committee be composed of directors which are not active officers and/or employees, and such Bylaws therefore require amendment to permit the Association's Committee membership to be comprised of individuals who are active officers and/or employees.

RESOLVED, That Section 3.2 of the Bylaws of First Trust of California, National Association be amended to read as follows:

     Section 3.2. Audit Committee. The board shall appoint an Audit Committee
                  ---------------
     which shall consist of at least two Directors. If legally permissible, the Board may determine to name itself as the Audit Committee. The Audit Committee shall direct and review audits of the Association's fiduciary activities.

     The members of the Audit Committee shall be appointed each year and shall continue to act until their successors are named. The Audit Committee shall have power to adopt its own rules and procedures and to do those things which in the judgement of such Committee are necessary or helpful with respect to the exercise of its functions or the satisfaction of its responsibilities.

                                  ARTICLE IX
                                  ----------

                     Bylaws: Interpretation and Amendment
                     ------------------------------------

        Section 9.1. These Bylaws shall be interpreted in accordance with and subject to appropriate provision of law, and may be amended, altered or repealed, at any regular or special meeting of the board.

        Section 9.2. A copy of the Bylaws, with all amendments, shall at all times be kept in a convenient place at the main office of the Association, and shall be open for inspection to all shareholders during Association hours.

                                 -------------

        I, Cecil D. Bobey, hereby certify that: (i) I am the duly constituted secretary of FIRST TRUST OF CALIFORNIA, NATIONAL ASSOCIATION (the "Association"), and secretary of its board of directors, and as such officer am the official custodian of its records; and (ii) the foregoing bylaws are the bylaws of the Association, and all of them are now lawfully in force and effect.

        I have hereunto affixed my official signature and the seal of the Association, in the City of San Fransisco, on the 15th day of June, 1992.


                                       /s/  Cecil D. Bobey
                                       ---------------------------
                                       Name: Cecil D. Bobey
                                       Title: Secretary

                                  RESOLUTION

                           CORPORATE TRUST OFFICERS

RESOLVED, That the Board hereby appoints the below-listed affiliate officers as officers of First Trust National Association (the "Institution") for the following limited purposes in connection with proposed or existing corporate trusteeship accounts or other corporate trust accounts, including, but not limited to, escrow accounts and mortgage custody accounts: execution of indentures, agreements and all documents required for account closings or otherwise executed in the administration of such accounts; authentication of certificates; execution of real property deeds, conveyances, transfers and security interest filings; and execution of extensions with regard to letters of credit, execution of draws on letters of credit and taking all other actions and performing all other duties in connection with letters of credit. The titles of such officers at the Institution shall be as listed below, and each such officer shall also hold the position of Assistant Secretary of the Institution.

COLORADO NATIONAL BANK
Adam Dalmy, Asst. Vice President
Diane F. Reeder, Vice President
William S. Johnson, Vice President

FIRST BANK NATIONAL ASSOCIATION
Helena E. Jackson, Vice President

FIRST BANK NATIONAL ASSOCIATION D/B/A FIRST TRUST OREGON
Lawrence J. Bell, Vice President

FIRST BANK (N.A.)
Elizabeth Brozio, Asst. Vice President
JoAnn M. Schalk, Asst. Vice President
Albert Lundy, Vice President
Donna L. Zoeller, Asst. Vice President

FIRST BANK OF SOUTH DAKOTA (NATIONAL ASSOCIATION)
Elizabeth Woodsend, Asst. Vice President
Tim Hamel, Vice President

FIRST TRUST COMPANY OF NORTH DAKOTA NATIONAL ASSOCIATION
Kelley P. Boyum, Vice President
Carolyn Pekas, Trust Officer

FIRST TRUST COMPANY OF MONTANA NATIONAL ASSOCIATION
Deborah Kuykendall, Vice President
Sherrie Pantle, Asst. Vice President

FIRST TRUST OF CALIFORNIA, NATIONAL ASSOCIATION
John Axt, Asst. Vice President
Constance L. Barton, Asst. Vice President
Denise E. Burns, Vice President
Malinda Cleveland, Asst. Vice President
Clarence Eaglin, Asst. Vice President
Michael Ferrara, Asst. Vice President
Evelyn Furukawa, Asst. Vice President
Kerri S. Jones, Asst. Vice President
James Keldsen, Vice President
L. L. Lopes, Asst. Vice President
Jim Myers, Asst. Vice President
Kurt R. Peterson, Vice President
Susan S. Thorpe, Vice President
Susan Vargas, Asst. Vice President
Teresa Wall, Vice President
Melonee Young, Asst. Vice President

FIRST TRUST OF NEW YORK, NATIONAL ASSOCIATION
Dennis J. Calabrese, Vice President           Patrick J. Crowley, Vice President
David K. Leverich, Vice President             Terry L. McRoberts, Vice President
Patricia A. Poole, Vice President

FIRST TRUST WASHINGTON
John P. Barron, Vice President

FURTHER RESOLVED, That such persons shall each hold their respective title listed above and the position of Assistant Secretary of the Institution as long as such persons continue to be officers of their respective affiliate, and that any such Assistant Secretary is hereby authorized to certify a copy of these resolutions and to certify to the officership of such affiliate officers.

                                   EXHIBIT 6

                                 C O N S E N T
In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, FIRST TRUST OF CALIFORNIA, NATIONAL ASSOCIATION, hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Dated:  December 3, 1996


                                 FIRST TRUST OF CALIFORNIA,
                                 NATIONAL ASSOCIATION


                                  /s/ Jennifer Holder
                                 -------------------------------------
                                  Jennifer Holder, Vice President

                                                                       Exhibit 7

              [LETTERHEAD OF FIRST TRUST CALIFORNIA APPEARS HERE]

February 21, 1996

Compliance with Comptroller of the Currency regulation 12CFR Part 18; Annual Financial Disclosures to Shareholders; Disclosure of Financial and Other Information by National Banks.

Attached are the Statements of Condition and Income for First Trust of California, N.A., San Francisco, California as of December 31, 1995 and the same statements as of December 31, 1994 for this bank.

The attached statements have not been reviewed or confirmed for accuracy or relevance by the Office of the Comptroller for the Currency.

I, Merita Schollmeier, Vice President of First Trust of California, N.A., San Francisco, California do hereby declare that I have read the attached disclosure statements and attest to the correctness of the information included herein.


/s/ Merita Schollmeier
-----------------------------------------
Merita Schollmeier, Vice President

[LETTERHEAD OF FIRST TRUST CALIFORNIA APPEARS HERE]





                       FIRST TRUST OF CALIFORNIA, N.A.

--------------------------------------------------------------------------------

                                 DECEMBER 1995

                          ANNUAL DISCLOSURE STATEMENT










                 OFFICE OF COMPTROLLER OF THE CURRENCY FORMAT

                                   FFIEC 033

              [LETTERHEAD OF FIRST TRUST CALIFORNIA APPEARS HERE]



                               December 31, 1995

ASSETS
------
Cash and Due from Banks                             $      32,433,000
Investment Securities                                       3,317,000
Federal Funds Sold and Resale Agreements                            0
Loans                                                               0
   Less Reserve for Loan Losses                                     0
                                                    -----------------
      Net Loans                                                     0
Trading Assets                                                117,000
Bank Premises and Equipment                                         0
Other Real Estate Owned                                             0
Investments in Unconsolidated Subsidiaries                          0
Customer's Liability on Acceptances Outstanding                     0
Intangible Assets                                          88,792,000
Other Assets                                                5,290,000
---------------------------------------------------------------------

   Total Assets                                     $     129,949,000

=====================================================================
Note: Standby Letters of Credit                     $               0
-------------------------------

LIABILITIES
-----------

Deposits                                            $               0
Federal Funds Purchased and Securities Sold to
  Repurchase                                                        0
Trading Liabilities                                                 0
Other Borrowed Money                                          147,000
Mortgage Indebtedness and Obligations Under
  Capitalized Leases                                                0
Bank's Liability on Acceptances Outstanding                         0
Subordinated Notes and Debentures                                   0
Other Liabilities                                           7,193,000
---------------------------------------------------------------------

   Total Liabilities                                $       7,340,000

=====================================================================

SHAREHOLDERS' EQUITY
--------------------

Common Stock                                        $       1,000,000
Surplus                                                   121,200,000
Retained Earnings                                             409,000
Net Unrealized Gain on Marketable Equity Securities                 0
---------------------------------------------------------------------

   Total Shareholders' Equity                       $     122,609,000

=====================================================================

   Total Liabilities and
      Shareholders' Equity                          $     129,949,000

=====================================================================